June 2, 1998


Electropharmacology, Inc.
2301 NW 33rd Court, Suite 102
Pompano Beach, Florida 33069
Attention:  Dr. Arup Sen


                  Re: Asset Purchase Agreement dated as of May 27, 1998 ("Purchase Agreement") between Electropharmacology, Inc., a Delaware corporation, as seller ("EPi"), and ADM Tronics Unlimited, Inc., a New Jersey corporation, and AA Northvale Medical Associates, Inc., its wholly owned subsidiary, as purchaser (collectively "ADM")

Gentlemen:

         Reference is made to (i) the Purchase Agreement and (ii) that certain Secured Promissory Note of EPi, dated December 15, 1997 (the "Note"), in the original principal amount of $672,750.89, which is held by Jones, Day, Reavis & Pogue ("JDRP"). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement. The Note is secured by a security agreement and UCC-1 Financing Statement No.980000037102, filed February 19, 1998 in the office of the Secretary of State of the State of Florida (the "Financing Statement"). The security agreement and Financing Statement grant JDRP a security interest in a number of the Devices that EPi is selling to ADM pursuant to the Purchase Agreement. The parties to this letter agreement ("Agreement") intend hereby to set forth their agreement, subject to the conditions and upon the terms set forth herein, to provide for the issuance by EPi of the number of its shares of common stock, par value $.01 per share ("EPi Shares"), to JDRP as set forth herein in exchange for JDRP's cancellation of the Note.

         The parties accordingly agree as follows:

         1.       Transactions at the Closing of the Purchase Agreement.

                  (a) Upon the terms and subject to the conditions set forth herein, at the Closing EPi shall deliver to JDRP the number of EPi Shares determined by dividing $100,000 by the average of the closing sales prices of the EPi Shares as reported on the NASDAQ OTC Bulletin Board for the twenty trading days immediately preceding the Effective Date. The EPi Shares shall be issued in the name of JDRP.

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                  (b) Upon the terms and subject to the conditions set forth herein, and in reliance upon the representations and warranties contained herein, at the Closing JDRP shall deliver to EPi (A) the Note, marked "canceled," (B) a receipt ("Receipt") acknowledging payment in full of JDRP invoices (commencing with the oldest outstanding invoice) in an amount equal to $750,000 less the accrued and unpaid interest on the Note through the Closing Date and (C) a fully-executed release of the Financing Statement on State of Florida form UCC-3.

         2. Representations and Warranties of EPi. EPi hereby represents and warrants to JDRP as of the date hereof (except as otherwise provided) and as of the Closing Date as follows:

                  (a) EPi is a corporation duly organized and validly existing under the laws of the State of Delaware. EPi has full corporate power and authority to carry on its business as it is currently being conducted and to own, lease and use the properties owned, leased and used by it. EPi is duly qualified or licensed to do business in each jurisdiction where the nature of its business requires such qualification.

                  (b) As of the Closing Date, the EPi Shares will (i) have been duly authorized, (ii) be validly issued and registered in the name of JDRP, and
(iii) upon delivery of the Receipt and the canceled EPi Note, be fully paid and non-assessable.

                  (c) Each document filed by EPi with the SEC since January 1, 1996 pursuant to (i) the Act or (ii) the Securities Exchange Act of 1934 ("Exchange Act") (x) complied in all material respects with the applicable requirements of the Act or Exchange Act, as applicable, and (y) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) The execution and delivery of this Agreement and the Purchase Agreement has been duly authorized by all necessary corporate action on the part of EPi. No other approval on the part of EPi is necessary to authorize the execution or delivery of this Agreement or the Purchase Agreement. Except as set forth in the Purchase Agreement, no other approvals are necessary to authorize the performance by EPi of its obligations under this Agreement or the Purchase Agreement. EPi has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and under the Purchase Agreement, and this Agreement and the Purchase Agreement constitute the valid and legally binding obligations of EPi enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, rearrangement, reorganization or similar debtor relief legislation affecting the rights of creditors generally.

         3. Representations and Warranties of JDRP. JDRP hereby represents and warrants to EPi as of the date hereof and as of the Closing Date as follows:

                  (a) The EPi Shares are being acquired by JDRP for its own account and not with a view to or for sale or other disposition in connection with any distribution of all of the EPi Shares, or any part thereof, in any transaction that would be in violation of the Act or the securities laws of

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any state, without prejudice, however, to the rights of JDRP at all times to sell or otherwise dispose of all or any part of the EPi Shares under an effective registration statement under the Act or under an exemption from such registration available under the Act.

                  (b) JDRP represents that it is capable of evaluating the merits and risks of an investment in the EPi Shares and has such knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of the investment in EPi and the suitability of the EPi Shares as an investment and can bear the economic risk of an investment in the EPi Shares. No guarantees have been made or can be made with respect to the future value, if any, of the EPi Shares, or the profitability or success of the business of EPi.

                  (c) JDRP understands that the EPi Shares will not have been registered pursuant to the Act or any applicable state securities laws, that the EPi Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the EPi Shares cannot be sold or otherwise disposed of without registration under the Act or an exemption therefrom. In this connection, JDRP represents that it is familiar with Rule 144 promulgated under the Act, as currently in effect, and understands the resale limitations imposed thereby and by the Act. Stop transfer instructions may be issued to the transfer agent for securities of EPi (or a notation may be made in the appropriate records of EPi) in connection with the EPi Shares, but only to the extent customary for securities which are "restricted securities."

         4. Registration of EPi Shares.

                  (a) As soon as practicable following the date hereof, EPi shall use its reasonable best efforts to effect a registration under the Act of all the EPi Shares by means of a "shelf" registration statement pursuant to Rule 415 under the Act if EPi is eligible therefore (as well as necessary amendments or supplements thereto) or any other effective registration statement ("EPi Registration Statement"). As expeditiously as possible after the date hereof, EPi shall prepare and file with the SEC the EPi Registration Statement and use all reasonable efforts to have the EPi Registration Statement declared effective under the Act as promptly as practicable after such filing.


                  (b) EPi agrees, with respect to the EPi Registration Statement, to: (i) furnish to JDRP, promptly after filing, copies of the Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof; (ii) notify JDRP promptly, after receipt of notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed; (iii) notify JDRP promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information and promptly deliver to JDRP copies of any comments received from the SEC; (iv) notify JDRP at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the Registration Statement would contain an untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements therein not misleading; (v) take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection

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with the issuance of EPi Shares to JDRP and JDRP shall furnish all information concerning JDRP as may be reasonably requested in connection with any such action; and (vi) prepare and file with the SEC such amendments and supplements to the Registration Statement and each prospectus forming a part thereof as may be necessary to keep the Registration Statement continuously effective for the period of time necessary to permit JDRP to dispose of all its EPi Shares, provided, however, that EPi shall not be required to keep its Registration Statements effective if all of the EPi Shares held by JDRP could be sold without restriction pursuant to the provisions of Rule 144(k) under the Act. EPi shall pay all registration, filing and NASD fees and all fees and expenses of complying with securities or "blue sky" laws and shall be responsible for the fees and disbursements of its counsel and independent public accountants in connection with the registration of the EPi Shares. JDRP shall pay for underwriting discounts and commissions customarily paid by sellers of securities.

         5. Conditions to Closing. The obligations of JDRP to cancel the Note, release the Financing Statement and issue the Receipt are subject to the satisfaction on or prior to the Closing of the following conditions:

                  (a) all representations and warranties of EPi contained in this Agreement shall be true and correct as of the Closing Date as though made anew as of the Closing Date;

                  (b) EPi shall have delivered the EPi Shares to JDRP; and

                  (c) JDRP shall have received the Shares of ADM to which it is entitled pursuant to Section 1.5(a)(i) of the Purchase Agreement (the "ADM Shares") and the conditions to the Closing set forth in Section 6.1(e) of the Purchase Agreement shall have been satisfied.

         6. Limitation on Amount of ADM Shares Sold. EPi covenants and agrees with JDRP that it will not sell any of the Shares of ADM received by it pursuant to the terms of the Purchase Agreement until the earlier of (a) the date after which JDRP has sold all of the Shares received by it pursuant to the terms of the Purchase Agreement or (b) any date after which the selling restrictions set forth in Section 1.6 of the Purchase Agreement are no longer in effect.

         7. Survival and Indemnification Provisions. All representations and warranties contained in this Agreement shall be deemed to be material and to have been relied upon by the parties hereto, and shall survive the Closing subject to the limitations set forth below.

                  (a) EPi shall indemnify and hold harmless JDRP, each of its partners and employees, from and against any and all losses, claims, damages or liabilities related to, caused by or arising from the untruthfulness or inaccuracy of any representation or warranty of EPi or the breach of any covenant or agreement of EPi contained in this Agreement.

                  (b) EPi shall indemnify and hold harmless JDRP, each of its partners and employees, from and against any and all losses, claims, damages or liabilities to which JDRP or any such partner or employee may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of

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any material fact contained in any registration statement under which the EPi
Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and EPi shall reimburse JDRP, and each partner and employee thereof, for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that EPi shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to EPi through an instrument duly executed by or on behalf of JDRP, specifically stating that it is for use in the preparation thereof.

                  (c) Claims for indemnification under this paragraph 7 may be brought at any time within the applicable statute of limitations.

         8. Releases of Claims. In consideration of the transactions contemplated by this Agreement, EPi, on its own behalf, and on behalf of its respective affiliates, hereby gives a general release and discharge of JDRP and all of its partners, employees, agents, heirs, successors, and assigns, from any and all claims, duties, causes of action, liabilities, damages, expenses, or injuries, which EPi has had, now has or may ever have in any way relating to, arising from, caused by, or connected with acts, omissions, facts or events occurring from the beginning of time through and including the Closing Date.

         9. Further Assurances. EPi shall execute and deliver such additional documents and take such additional actions as JDRP may reasonably deem to be advisable or necessary in order to consummate the transactions contemplated by this Agreement and the Purchase Agreement and to vest more fully in JDRP the ownership of and rights to the Shares and the EPi Shares and the other rights granted to JDRP hereunder and under the Purchase Agreement.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         11. ENTIRE AGREEMENT. THIS AGREEMENT AND THE PURCHASE AGREEMENT SET FORTH THE ENTIRE AGREEMENT OF THE PARTIES HERETO RELATED TO THE SUBJECT MATTERS HEREOF.


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                  This Agreement may be executed in any number of counterparts, each of which shall be an original, and together these counterparts shall constitute one instrument.


                                           Very truly yours,

                                           Jones, Day, Reavis & Pogue


                                           By:   /s/ Stephen L. Fluckiger
                                                 ------------------------





Agreed and accepted:


ELECTROPHARMACOLOGY, INC.

By:         /s/ Arup Sen
         ------------------------
Name:           Arup Sen
         ------------------------
Title:          Chairman & CEO


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